Exhibit 99.4

The following unaudited pro forma condensed combined financial information is based on the historical consolidated financial statements of Alamogordo Financial Corp. and Bank 1440 under the assumptions and adjustments set forth in the accompanying notes.  The pro forma information, while helpful in illustrating the financial characteristics of Alamogordo Financial Corp. following the merger under one set of assumptions, does not attempt to predict or suggest future results.  The pro forma information also does not necessarily reflect what the historical results of Alamogordo Financial Corp. would have been had our companies been combined during the period or as of the date for which the pro forma information is presented.

Alamogordo Financial Corp. and Bank 1440

Unaudited Pro Forma Condensed Combined Balance Sheet

As of June 30, 2014

	Historical
(In thousands)	Alamogordo Financial Corp.	Bank 1440	Pro Forma Adjustments		Pro Forma Combined

Assets
Cash and due from banks	$9,946	$1,410	$(3,792	)(1)	$7,564
Securities	38,959	17,662	0		56,621
Federal funds sold	0	0	0		0
Loans and leases held for sale	10,279	0	0		10,279

Loans and leases held to maturity	92,643	68,381	(637	)(2)	160,387
Allowance for loan losses	(1,645)	(1,700)	1,700	(3)	(1,645)
Net loans held to maturity	90,998	66,681	1,063		158,742

Premises and fixed assets	9,979	525	(178	)(4)	10,326
Other real estate owned	837	0	0		837
Goodwill	0	0	0		0
Other intangibles	0	0	502	(5)	502
Other assets	6,787	500	(438	)(6)	6,849
Total assets	$167,785	$86,778	$(2,843)		$251,720

Liabilities and Shareholders’ Equity
Liabilities
Deposits	$134,673	$75,377	$52	(7)	$210,102
Federal Home Loan Bank advances	8,810	0	0		8,810
Other liabilities	2,118	270	84		2,472
Total liabilities	145,601	75,647	136		221,384

Shareholders’ Equity
Preferred stock	0	181	(181	)(8)	0
Common stock	132	2,045	(2,007	)(9)	170
Additional paid in capital	3,969	20,704	(14,779	)(10)	9,894
Retained earnings	19,135	(12,488)	12,088	(11)	18,735
Accumulated other comprehensive income (loss)	(549)	689	(689	)(12)	(549)
Gain on bargain purchase	0	0	2,589	(13)	2,589
Treasury stock at cost	(503)	0	0		(503)
Total shareholders’ equity	22,184	11,131	(2,979)		30,336
Total liabilities and shareholders’ equity	$167,785	$86,778	$(2,843)		$251,720

(1)	Cash consideration paid to Bank 1440 shareholders plus merger related expenses.

(In thousands)
Cash portion of deal value	$3,392
Merger related expenses	400
Cash merger adjustment	$3,792

(2)	Reflects recording the loan portfolio at fair value.
(3)	Elimination of existing Bank 1440 allowance for loan losses.

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(4)	Adjustment to premises and fixed assets to record at estimated fair value.
(5)	Core deposit intangible is an identifiable intangible asset representing the economic value of the acquired Bank 1440 core deposit base, calculated as the present value benefit of funding operations with the acquired core deposit base versus using an alternative wholesale funding source. The core deposit intangible asset is amortized into expense on an accelerated basis.
(6)	Deferred income taxes created as a result of acquisition accounting.
(7)	Fair value adjustment on certificates of deposit.
(8)	Elimination of preferred equity.
(9)	Elimination of Bank 1440’s common stock and other adjustments as follows.

(In thousands)
Elimination of Bank 1440’s common stock	$(2,045)
Alamogordo Financial Corp. common stock issued as consideration	38
Common stock adjustment	$(2,007)

(10)	Elimination of Bank 1440’s additional paid-in capital and shares of Alamogordo Financial Corp. common stock issued, as follows.

(In thousands)
Elimination of Bank 1440’s additional paid-in capital	$(20,704)
Alamogordo Financial Corp. common stock issued as consideration	5,925
Additional paid-in capital adjustment	$(14,779)

(11)	Elimination of Bank 1440’s retained earnings, inclusive of merger-related expenses, as follows.

(In thousands)
Elimination of Bank 1440’s retained earnings	$12,488
Merger-related expenses	(400)
Retained earnings adjustment	$12,088

Consideration is calculated as follows, assuming (i) all outstanding warrants and (ii) all in-the money options, are cashed out as follows.

(In thousands)
Cash to Bank 1440 Shareholders	$2,092
Value of warrants cashed out	400
Value of options cashed out	900
Total cash consideration	3,392
Stock consideration (379,816 shares)	5,963
Total consideration	$9,355

(12)	Elimination of Bank 1440’s accumulated other comprehensive income.

(13)	Gain on bargain purchase is calculated as follows.

	(In thousands)
Consideration		$9,355
Bank 1440 tangible equity	11,131
Fair value adjustments:
Loans – credit mark	(1,074)
Loans – interest rate mark	437
Reversal of allowance for loan losses	1,700
Premises and fixed assets	(178)
Deposits	(52)
Other liabilities adjustment	(84)
Core deposit intangible	502
Total net fair value (“NFV”) adjustments	1,251
Tax effect of NFV adjustments (at 35%)	(438)
After-tax NFV adjustments	813
Adjusted Bank 1440 tangible equity	11,944	(11,944)
Gain on bargain purchase		$(2,589)

Alamogordo Financial Corp. and Bank 1440

Unaudited Pro Forma Condensed Combined Statement of Operations

Year Ended June 30, 2014

	Historical
(In thousands, except per share data)	Alamogordo Financial Corp.	Bank 1440	Pro Forma Adjustments		Pro Forma Combined

Interest Income:
Loans	$6,048	$4,078	$146	(1)	$10,272
Securities	873	687	0		1,560
Other	18	44	0		62
Total interest income	6,939	4,809	146		11,894

Interest Expense:
Deposits	959	599	(32	)(2)	1,526
Borrowings	404	0	0		404
Total interest expense	1,363	599	(32)		1,930
Net interest income	5,576	4,210	178		9,964

Provision for loan losses	0	0	0		0

Net interest income, after provision for loan losses	5,576	4,210	178		9,964

Other Income:
Service charges and fees	250	33	0		283
Gain on sale of real estate owned	24	0	0		24
Gain on sale of mortgage loans	2,502	383	0		2,885
Gain (loss) on sale of securities	(3)	0	0		(3)
Other	311	3	0		314
Total other income	3,084	419	0		3,503

Other Expense:
Compensation and employee benefits	5,305	1,926	0		7,231
Occupancy and equipment	1,107	574	0		1,681
Other	3,483	1,341	92	(3)	4,916
Total other expense	9,895	3,841	92		13,828

Income (loss) before provision for income taxes	(1,235)	788	86		(361)
Provision for income taxes	0	0	30	(4)	30
Net income (loss)	$(1,235)	$788	$56		$(391)

Earnings (Loss) Per Share Amounts:
Basic	$(0.95)	$0.39	0		$(0.23)
Diluted	$(0.95)	$0.39	0		$(0.23)

Weighted Average Common Shares:
Basic	1,295,518	2,045,022	379,817	(5)	1,675,335
Diluted	1,295,518	2,045,022	379,817	(5)	1,675,335

(1)	Loan interest rate yield adjustment amortization.
(2)	Deposit premium amortization on certificates of deposit fair value adjustment.

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(3)	Reflects the amortization of the core deposit intangible for the first year of the amortization period.
(4)	Marginal tax rate of 35.0%.
(5)	Reflects (i) conversion of Bank 1440 preferred stock for Bank 1440 common stock at a rate of one-for-one and (ii) issuance of shares to shareholders of Bank 1440. Pro forma combined weighted average common share amounts are calculated as the sum of the information in (i) the Historical Alamogordo Financial Corp. column and (ii) the Pro Forma Adjustments column.